                                            Registration No.____________________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                             STARBASE CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           DELAWARE                                  33-0567363
   -----------------------                         -------------------
   (State or other jurisdiction                    (I.R.S. employer
   of incorporation or organization)               identification no.)

                       18872 MACARTHUR BLVD., SUITE 300
                           IRVINE, CALIFORNIA 92715
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)


                         INDIVIDUAL AGREEMENT ENTERED
                        INTO WITH FINANCIAL CONSULTANT

                             STARBASE CORPORATION
              INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION
                   AND RESTRICTED STOCK PURCHASE PLAN - 1992
          -----------------------------------------------------------
                           (Full title of the plan)

                    ROBERT LEIMENA, CHIEF FINANCIAL OFFICER
                             STARBASE CORPORATION
                       18872 MACARTHUR BLVD., SUITE 300
                           IRVINE, CALIFORNIA 92715
                  -------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  714/442-4400

This registration statement, including all exhibits and attachments, contains 21 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement. This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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
- -------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

                                Proposed        Proposed
Title of                        maximum         maximum
securities         Amount       offering        aggregate   Amount of
to be              to be        price per       offering    registration
registered         registered   share/1/        price       fee
- -------------------------------------------------------------------------------
Shares Available for Grant under Stock Option Plan
- --------------------------------------------------
Common Stock       1,532,327    $6.63      $10,159,328.01     $3,503.24
Par Value $0.01
(including options
to acquire such
Common Stock)

Shares Granted under Outstanding Options under Stock Option Plan
- ----------------------------------------------------------------
Common Stock       1,301,006    $2.77      $ 3,603,786.62     $1,242.69
Par Value $0.01
(including options
to acquire such
Common Stock)

Individual Agreement with Financial Consultant
- ----------------------------------------------
Common Stock          30,000    $2.25      $    67,500.00     $   23.28
Par Value $0.01
                   2,863,333               $13,830,614.63     $4,769.21

- ------------------------
/1/   Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to the agreement with the financial consultant, the price is computed on the basis of the exercise price. As to shares under the Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan - 1992 which are subject to outstanding but unexercised options, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan - 1992, the price is based upon the average of the high and low prices of the Common Stock on May 20, 1996, as reported on the National Association of Securities Dealers Bulletin Board.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
- ------    ---------------------------------------

          StarBase Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year as filed with the Commission (Commission File Number 0-25612).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
- ------    -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
- ------    --------------------------------------

          Inapplicable.

Item 6.   Indemnification of Directors and Officers
- ------    -----------------------------------------

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-Laws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed
- ------    -----------------------------------

          Inapplicable.

Item 8.   Exhibits
- ------    --------

          See Exhibit Index.

Item 9.   Undertakings
- ------    ------------

          (a)    Rule 415 Offering
                 -----------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
- -----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 1996.

                                       StarBase Corporation


                                           /s/ Robert Leimena
                                       By:
                                           -------------------------------
                                           Robert Leimena, Chief Financial
                                           Officer

                               POWER OF ATTORNEY
                               -----------------

          The officers and directors of StarBase Corporation whose signatures appear below, hereby constitute and appoint William R. Stow, III and Al Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8.

          Each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following in the capacities indicated on May 23, 1996.

Signature                              Title
- -------------------------------------------------------------------------------


/s/ William R. Stow, III
- -----------------------------
William R. Stow, III                   President and Director (Principal
                                       Executive Officer)


/s/ Al Davis
- -----------------------------
Al Davis                               Chief Operating Officer and Director


/s/ Robert Leimena
- -----------------------------
Robert Leimena                         Chief Financial Officer (Principal
                                       Financial and Accounting Officer)


/s/ Michael G. Lyons
- -----------------------------
Michael G. Lyons                       Chairman of the Board of Director


/s/ Roger Ferguson
- -----------------------------
Roger Ferguson                         Director


/s/ Gary Gratny
- -----------------------------
Gary Gratny                            Director


/s/ Phillip Pearce
- -----------------------------
Phillip Pearce                         Director


/s/ Kenneth Sexton
- -----------------------------
Kenneth Sexton                         Director


/s/ John R. Snedegar
- -----------------------------
John R. Snedegar                       Director

                                 EXHIBIT INDEX
                                 -------------


                                                                Sequentially
                                                                Numbered Page
                                                                -------------

    4.1   Amended and Restated Certificate of                        --
          Incorporation of the Company, as
          amended, is incorporated by reference
          to the Company's Registration Statement on
          Form 10 (File No. 0-25612) filed with the
          Securities and Exchange Commission on
          February 23, 1995

    4.2   Certificate of Designation of the Company                  09
          filed with the Office of the Secretary of State
          of the State of Delaware in January 1996

    4.3   Certificate of Designation of the Company                  14
          filed with the Office of the Secretary of State
          of the State of Delaware in May 1996

    4.4   Amended and Restated Bylaws of the                         --
          Company is incorporated by reference to the
          Company's Registration Statement on Form
          SB-2 (File No. 33-68228) filed with the
          Securities and Exchange Commission on
          November 2, 1993

    5     Opinion re legality                                        19

    23.1  Consent of Counsel (included in Exhibit 5)                 --

    23.2  Consent of Independent Accountants                         21

    24    Power of Attorney (included in signature                   --
          pages to this registration statement)

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